Exhibit 5.1

RedCloud Holdings Plc 50 Liverpool Street London United Kingdom EC2M 7PY

Winston Taylor International LLP

Companies House registration number: FC043202

5 New Street Square

London

EC4A 3TW

Tel: +44 (0)20 7300 7000

Fax: +44 (0)20 7300 7100

DX 41 London

www.winstontaylor.com

Direct Tel +44 (0)20 7300 4245

jack.turner@winston-taylor.com

Date	Our reference
June 2, 2026	UTHP/RED92.U7

Dear Sirs/Madams

RedCloud Holdings Plc

With effect from 05:01am BST on 1 June 2026, Taylor Wessing LLP merged with Winston & Strawn LLP to form Winston Taylor International LLP (the “Merger”) and that, as part of the Merger, the business of Taylor Wessing LLP, including all of its assets and liabilities, transferred to Winston Taylor International LLP. References to “we” in this opinion letter are references to Winston Taylor International LLP.

Taylor Wessing LLP acted as English legal advisers to RedCloud Holdings Plc, a public limited company incorporated in England and Wales (the “Company”), in relation to the proposed offering of 5,200,000 ordinary shares of £0.002 each in the capital of the Company (“Ordinary Shares”) (the “Offering”). We have acted as English legal advisers to the Company, in relation to the filing on this Post-Effective Registration Statement (as defined below).

The Offering was made effective pursuant to registration statement on Form F-1 (No. 333-294358) (the “Effective Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2026 under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein (the “Effective Prospectus”).

This Company will file a new registration statement, constituting a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Effective Registration Statement on Form F-1 (No. 333-294358) (the “Post-Effective Registration Statement”), including the prospectus contained therein (the “Post-Effective Prospectus”). Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of the Post-Effective Prospectus and in accordance with the Securities Act. Pursuant to the Securities Act, the Post-Effective Prospectus filed as part of Post-Effective Registration Statement also constitutes a prospectus for the Effective Registration Statement; the 2,729,326 Ordinary Shares remaining unsold from the Effective Registration Statement will be combined with the 47,270,674 Ordinary Shares to be registered pursuant to the Post-Effective Registration Statement to enable an aggregate of 50,000,000 Ordinary Shares to be offered pursuant to the combined Effective Prospectus and Post-Effective Prospectus.

This opinion letter is furnished to you at your request to enable you to fulfil the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Post-Effective Registration Statement.

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In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of:

(i)	the form of the Post-Effective Registration Statement, to which this opinion letter is attached as an exhibit;

(ii)	the Post-Effective Prospectus;

(iii)	the articles of association of the Company, as currently in effect (the “Articles”); and

(iv)	such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth,

(together, the “Documents”).

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Ordinary Share in such amount and form as has been determined by the Board, the Ordinary Shares, when issued and sold in the Offering as described in the Post-Effective Registration Statement and Post-Effective Prospectus, will be duly authorised, validly issued, fully paid and non-assessable. In giving the opinion in this letter, we have assumed (without making enquiry or investigation) that:

(i)	all signatures, stamps, and seals on all documents that we reviewed are genuine;

(ii)	all original documents are complete, authentic, and up-to-date, and all documents submitted to us as a copy (whether by email or otherwise) are complete and accurate and conform to the original documents of which they are copies and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us;

(iii)	where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(iv)	the capacity, power, and authority to execute, deliver and perform the Documents by or on behalf of each of the parties to such documents;

(v)	none of the documents examined by us has been or will be amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the conclusions in this opinion;

(vi)	the Articles remain in full force and effect, and no alteration has been made or will be made to such Articles, in each case prior to each date of allotment and issue of the Ordinary Shares (each an “Allotment Date”);

(vii)	as at each Allotment Date, the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended, and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt;

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(viii)	all official public records are accurate, complete and properly indexed and filed and all statutes, judicial and administrative decisions and agency regulations are available in a format that makes legal research reasonably feasible;

(ix)	there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to each of the signed documents examined by us; and

(x)	there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress, or undue influence on the part of any of the Directors in relation to any allotment and issue of Ordinary Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the laws of England and Wales and we assume that no foreign law affects these opinions. This legal opinion is to be governed by and construed in accordance with the laws of England and Wales and is limited to and is given on the basis of the laws of England and Wales in force on the date of this legal opinion and is based on legislation published, and cases fully reported, before that date.

We express no opinion as to any agreement, instrument, or other document other than as specified in this letter.

The opinion given in this letter is strictly limited to the matters stated herein and does not extend, and should not be read as extending, by implication or otherwise, to any other matters.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after the effective date of the Post-Effective Registration Statement, or to inform the addressee of any change in circumstances happening after the effective date of the Post-Effective Registration Statement which would alter the opinion given in this letter.

This letter is given by Winston Taylor International LLP and no partner or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

Our liability to you in contract and in tort, including negligence, arising in relation to this legal opinion and any other legal opinion delivered by us to you on or around the date of this legal opinion is limited to £7 million. This limitation of liability shall not apply to any liability which cannot be lawfully excluded or limited or liability arising as a result of fraud on our part.

We consent to the filing of this opinion as an exhibit to the Post-Effective Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the prospectus forming part of the Post-Effective Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events, or developments that may be brought to our attention after the effective date of the Post-Effective Registration Statement that may alter, affect, or modify the opinions expressed herein.

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Yours faithfully

/s/ Winston Taylor International LLP

Winston Taylor International LLP